UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K
                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                        February 19, 2002
                          Date of Report
                (Date of Earliest Event Reported)



                        Medi-Hut Co., Inc.
                      ----------------------
      (Exact name of registrant as specified in its charter)

Nevada                           000-27119                    222-436-721
(State of incorporation)    (Commission File Number)        (IRS Employer
                                                           Identification No.)



                     1935 Swarthmore Avenue
                    Lakewood, New Jersey 08701
                          (732) 901-0606
  (Address of principal executive offices and telephone number)

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ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     In December 2001 our board of directors determined it would be in our best interest to change independent auditors and we engaged Grant Thornton LLP, Certified Public Accountants and dismissed Rosenberg Rich Baker Berman & Company, Certified Public Accountants on January 24, 2002. However, on February 8, 2002 Grant Thornton LLP informed us that it resigned as our independent auditors. As a result, on February 19, 2002, we engaged Rosenberg Rich Baker Berman & Company, Certified Public Accountants, as our independent auditors. Our audit committee recommended and our Board approved this action.

     Rosenberg Rich Baker Berman & Company had previously served as our independent auditors from February 1998 through January 24, 2002. During the period from January 25, 2002 through February 19, 2002, we did not consult with Rosenberg Rich Baker Berman & Company regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Rosenberg Rich Baker Berman & Company concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. Nor did we consult with Rosenberg Rich Baker Berman & Company as to any matter that was either the subject of a disagreement or a reportable event with our former accountant.




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: 2/19/02___________________ Medi-Hut Co., Inc.

                                   /S/ Joseph A. Sanpietro
                             By: ___________________________________
                                 Joseph A. Sanpietro
                                 President, CEO and Director